UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2016
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(b) Effective February 11, 2016, the Board of Directors of JetBlue Airways Corporation (the “Company”) adopted amendments to Article III, Section 15 of the Company’s bylaws to provide that a director may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors, and to make certain related changes and clarifications.

This summary of the amendments is qualified in its entirety by reference to the complete copy of the amended and restated bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. Additionally, a copy of the amended and restated bylaws marked to show changes is also attached as Exhibit 3.2 hereto (additions are underlined and deletions are struck through).

Item 7.01.    Regulation FD Disclosure

In connection with the approval of the amendments to Article III, Section 15 of the Company’s bylaws, the Company’s Board of Directors also recommended that, at the Company’s 2016 annual meeting of shareholders, the Company seek shareholder approval of a corresponding amendment to Article VI of the Company’s Amended and Restated Certificate of Incorporation to provide that a director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company entitled to vote at an election of directors.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits.

3.1	Amended and Restated Bylaws of JetBlue Airways Corporation
3.2	Amended and Restated Bylaws of JetBlue Airways Corporation (marked)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: February 16, 2016	By:	/s/ Alexander Chatkewitz
Alexander Chatkewitz Vice President, Controller and Chief Accounting Officer (principal accounting officer)

  EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of JetBlue Airways Corporation
3.2	Amended and Restated Bylaws of JetBlue Airways Corporation (marked)